          As filed with the Securities and Exchange Commission on July 22, 1997
                                                   Registration No. 333-_______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933

                          NEUROCRINE BIOSCIENCES, INC.
             (Exact name of Registrant as specified in its charter)

        DELAWARE                                       33-0525145
-----------------------                    -----------------------------------
(State of incorporation)                  (I.R.S. Employer Identification No.)

                             3050 Science Park Road
                          San Diego, California  92121
   (Address, including zip code, of Registrant's principal executive offices)

                       AMENDED 1992 INCENTIVE STOCK PLAN
                            (Full title of the plan)


                                 GARY A. LYONS
                       President, Chief Executive Officer
                                  and Director
                             3050 Science Park Road
                          San Diego, California  92121
                                 (619) 658-7600
    (Name, address, and telephone number, including area code, of agent for service)

                                   Copies to:
                               VAHE H. SARRAFIAN
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                              PALO ALTO, CA 94306
                                 (415) 493-9300



                                         CALCULATION OF REGISTRATION FEE
===================================================================================================================
                                                                PROPOSED            PROPOSED
                                                                 MAXIMUM            MAXIMUM
TITLE OF EACH CLASS                    AMOUNT                   OFFERING            AGGREGATE           AMOUNT OF
 OF SECURITIES TO                       TO BE                     PRICE             OFFERING           REGISTRATION
   BE REGISTERED                     REGISTERED(1)             PER SHARE(2)          PRICE                FEE
-------------------------------------------------------------------------------------------------------------------
 Common Stock
   $0.001 par value  . . . . . . .     800,000  shares            $8.8125          $7,050,000             $2,137
===================================================================================================================

(1) The shares covered by this Registration Statement represent the shares of Common Stock which have become available for issuance under the Registrant's Amended 1992 Incentive Stock Plan as a result of an amendment approved by the stockholders at the Registrant's Annual Meeting held on May 27, 1997 increasing the number of shares authorized for issuance thereunder from 3,300,000 to 4,100,000.

(2) Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market System on July 18, 1996.

================================================================================

                     STATEMENT UNDER GENERAL INSTRUCTION E
                     REGISTRATION OF ADDITIONAL SECURITIES


        Unless as noted herein, the contents of the Registrant's Form S-8 Registration Statement (File No. 333-14589) is incorporated by reference into this Registration Statement.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 8. EXHIBITS.

        Exhibit
        Number    Document
        -------   --------

         5.1 Opinion of Wilson Sonsini Goodrich & Rosati, a Professional Corporation.

         23.1     Consent of Ernst & Young LLP, Independent Auditors

         23.2     Consent of Counsel (contained in Exhibit 5.1).

         24.1     Power of Attorney (see page II-3).

                                   SIGNATURES


            Pursuant to the requirements of the Securities Act of 1933, the Registrant, Neurocrine Biosciences, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 22nd day of July, 1997.







                                     NEUROCRINE BIOSCIENCES, INC.




                                     By: /s/   Gary A. Lyons
                                         --------------------------------------
                                         Gary A. Lyons
                                         President and Chief Executive Officer

                               POWER OF ATTORNEY

            KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints, jointly and severally, Gary
A. Lyons and Paul W. Hawran his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

            PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.




        SIGNATURE                                        TITLE                                        DATE
-------------------------------------       -------------------------------------               ----------------

  /s/ Gary A. Lyons                               President, Chief Executive                       July 22, 1997
------------------------------------              Officer and Director
Gary A. Lyons                                     (Principal Executive Officer)


  /s/ Paul W. Hawran                              Chief Financial Officer                          July 22, 1997
------------------------------------              (Principal Financing
Paul W. Hawran                                    and Accounting Officer)


  /s/ Errol B. DeSouza                            Executive Vice President, Research &             July 22, 1997
------------------------------------              Development and Director
Errol B. DeSouza


  /s/ Harry F. Hixson, Jr., Ph.D.                 Chairman of the Board                            July 22, 1997
------------------------------------              of Directors
Harry F. Hixson, Jr., Ph.D.

  /s/ Wylie W. Vale, Ph.D.                        Director                                         July 22, 1997
------------------------------------
Wylie W. Vale, Ph.D.


  /s/ Howard C. Birndorf                          Director                                         July 22, 1997
------------------------------------
Howard C. Birndorf


  /s/ David E. Robinson                           Director                                         July 22, 1997
------------------------------------
David E. Robinson


  /s/ Joseph A. Mollica                           Director                                         July 22, 1997
------------------------------------
Joseph A. Mollica

                                INDEX TO EXHIBITS

    Exhibit
    Number                                          Exhibit
    -------                                         -------
     5.1       Opinion of Wilson Sonsini Goodrich & Rosati, a Professional Corporation . . . .

    23.1       Consent of Ernst & Young LLP, Independent Auditors  . . . . . . . . . . . . . .

    23.2       Consent of Counsel (included in Exhibit 5.1)  . . . . . . . . . . . . . . . . .

    24.1       Power of Attorney (see page II-3) . . . . . . . . . . . . . . . . . . . . . . .